APPENDIX I

FIRST TRUST PRODUCTS                            EXPENSE            COMMENCEMENT        EFFECTIVE PERIOD
                                                CAP                DATE
 1. First Trust Dow Jones Select                0.60%              09/24/2005          09/24/2005 - 09/24/2007
    MicroCap Index(SM) Fund

 2. First Trust Value(R) Line Arithmetic
    Index Fund

 3. First Trust Morningstar(R) Dividend         0.45%              03/15/2006          03/15/2006/-03/15/2008

 4. First Trust NASDAQ-100 Equal                0.60%              04/25/2006          04/25/2006-04/25/2008
    Weighted Index(SM) Fund

 5. First Trust NASDAQ-100-Technology           0.60%              04/25/2006          04/25/2006-04/25/2008
    Sector Index(SM)M Fund

 6. First Trust Ibbotson Core U.S. Equity
    Allocation Index Fund

 7. First Trust IPOX-100 Index Fund             0.60%              04/13/2006          04/13/2006-04/13/2008

 8. First Trust AMEX(R) Biotechnology           0.60%              06/23/2006          06/23/2006-06/23/2008
    Index Fund

 9. First Trust DB Strategic Value              0.65%              07/11/2006          07/11/2006-07/11/2008
    Index Fund

10. First Trust Dow Jones Internet              0.60%              06/23/2006          06/23/2006-06/23/2008
    Index(SM) Fund

11. First Trust NASDAQ-100                      0.60%              02/14/2007          02/14/2007-02/14/2009
    Ex-Technology Sector Index(SM) Fund